Exhibit 99.1

Concrete Pumping Holdings Announces Closing of Senior Secured Second Lien Notes Offering and Upsizing of Asset Based Lending Facility

DENVER, CO – January 28, 2021 – Concrete Pumping Holdings, Inc. (Nasdaq: BBCP) (the “Company” or “CPH”), a leading provider of concrete pumping and waste management services in the U.S. and U.K., announced that Brundage-Bone Concrete Pumping Holdings Inc. (the “Issuer”), a wholly-owned subsidiary of the Company, has successfully closed its private offering of $375.0 million in aggregate principal amount of senior secured second lien notes due 2026 (the “Notes”). The Notes were issued at par and bear interest at a fixed rate of 6.000% per annum. In addition, the Company has amended and restated its existing ABL credit agreement (the “ABL Facility”) to provide up to $125.0 million (previously $60.0 million) of commitments. The Issuer’s obligations under the Notes will be guaranteed by the Company, Concrete Pumping Intermediate Acquisition Corp. and each of the Issuer’s domestic, wholly-owned subsidiaries that is a borrower under or guarantees the ABL Facility.

The offering proceeds, along with approximately $15.0 million of borrowings under the ABL Facility, were used to repay all outstanding indebtedness under the Company’s existing term loan agreement, dated December 6, 2018, and pay related fees and expenses.

“This transaction has allowed us to improve our liquidity at favorable interest rates,” said Bruce Young, CEO of CPH. “By further strengthening our balance sheet and reducing our cost of debt, we have enhanced our ability to pursue accretive investment opportunities and support our overall long-term growth strategy. We are pleased with the continued support of our investors and remain committed to executing on our strategic priorities and maximizing shareholder value throughout fiscal year 2021.”

The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes were offered and sold only to “qualified institutional buyers” in the United States pursuant to Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

About Concrete Pumping Holdings

Concrete Pumping Holdings is the leading provider of concrete pumping services and concrete waste management services in the fragmented U.S. and U.K. markets, primarily operating under what we believe are the only established, national brands in both geographies – Brundage-Bone for concrete pumping in the U.S., Camfaud in the U.K., and Eco-Pan for waste management services in both the U.S. and U.K. The Company’s large fleet of specialized pumping equipment and trained operators position it to deliver concrete placement solutions that facilitate labor cost savings to customers, shorten concrete placement times, enhance worksite safety and improve construction quality. Highly complementary to its core concrete pumping service, Eco-Pan seeks to provide a full-service, cost-effective, regulatory-compliant solution to manage environmental issues caused by concrete washout. As of October 31, 2020, the Company provided concrete pumping services in the U.S. from a footprint of approximately 90 locations across 22 states, concrete pumping services in the U.K. from 30 locations, and route-based concrete waste management services from 16 locations in the U.S. and 1 shared location in the U.K. For more information, please visit www.concretepumpingholdings.com or the Company’s brand websites at www.brundagebone.com, www.camfaud.co.uk, or www.eco-pan.com.

Important Notice Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terminology such as “likely,” “may,” “will,” “should,” “expect,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Such forward-looking statements are based on management’s reasonable current assumptions, expectations, plans and forecasts regarding the Company’s and the Issuer’s current or future results and future business and economic conditions more generally. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of the Company or the Issuer to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Therefore, you should not rely on any of these forward-looking statements as predictors of future events.

All forward-looking statements contained in this release are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date they are or were made, and the Company does not intend to update or otherwise revise the forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Company: Iain Humphries Chief Financial Officer 1-303-289-7497	Investor Relations: Gateway Investor Relations Cody Slach 1-949-574-3860 BBCP@gatewayir.com